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                                                     [LOGO]ARTHUR ANDERSEN

Office of the Chief Accountant
SECPS Letter File                                    Arthur Andersen LLP
Securities and Exchange Commission
Mail Stop 11-3                                       1601 Market Street
450 Fifth Street, N.W.                               Philadelphia, PA 19103-2499
Washington, D.C. 20549                               Tel 215 241-7300

March 2, 2000

Dear Sir/Madam:

We have read paragraphs 1 through 4 of Item 4 included in the Form 8-K dated March 2, 2000 of Epic Resorts, LLC filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Since we did not complete our audit work in connection with the Company's December 31, 1999 financial statements prior to the termination of our client-auditor relationship, we are unaware of the status or disposition of the matters described in the Form 8-K.

Very truly yours,

/s/ Arthur Andersen LLP

cc: Mr. Thomas F. Flatley, President, Epic Resorts, LLC